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                                                                   EXHIBIT 10.32

                                  IMSL, INC.

            GUARANTY AND WARRANT AGREEMENT DATED DECEMBER 22, 1992
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                               TABLE OF CONTENTS
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                                                                            PAGE
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1.    Guaranty............................................................  1
2.    Issuance of Warrant.................................................  1
3.    Restrictive Legends.................................................
4.    Investment Intent...................................................  2

      4.1      Adequate Information.......................................  2
      4.2      Unregistered Securities....................................  2
      4.3      Restrictions on Transfer...................................  2
      4.4      Rule 144...................................................  2
      4.5      Lack of Public Market......................................  3
      4.6      Limitations on Resale......................................  3

5.    The company's Representations and Warranties

      5.1      Organization and Standing..................................
      5.2      Authorization..............................................
      5.3      Class A Common Stock.......................................

6.    Miscellaneous.......................................................

      6.1      Notices....................................................  4
      6.2      Assignment.................................................  4
      6.3      Governing Law..............................................  4
      6.4      Waiver.....................................................  4
      6.5      Agreement..................................................  4
      6.6      Counterparts...............................................  4
      6.7      Waivers and Amendments.....................................  4

EXHIBITS

      A        Guaranty Agreements

      B        Stock Purchase Warrant
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                                   IMSL, INC.

                         GUARANTY AND WARRANT AGREEMENT

     THIS AGREEMENT is made and entered into as of this 18th day of December, 1992 by and among IMSL, Inc., a Texas corporation (the "Company"), and Charles
W. Johnson ("Investor").

     NOW THEREFORE, the parties agree as follows:

     1.    Guaranty. To induce First Interstate Bank of Texas (the "Bank") to
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loan monies to the Company, simultaneous with the execution of this Agreement, the Investor shall execute the Specific Guaranty Agreement and related Security Agreement-Pledge (the "Guaranty Agreements") pursuant to which the Investor shall guaranty the prompt and punctual payment and performance of the Companies obligations to the Bank, all as described and limited by the Guaranty Agreements which are attached hereto as Exhibit A.
                                                                               .

     If Investor is required to fulfill the Company's obligations pursuant to the Guaranty Agreements, the Company agrees that it shall then be obligated to pay Investor for all costs incurred by the Investor under the Guaranty Agreements and shall forthwith issue to Investor a demand promissory note in the principal amount equal to the amount paid by Investor to the Bank. Said promissory note shall bear interest at the lesser of 12% per annum or the maximum rate allowable by law.

     2.    Issuance of Warrant. In consideration for the assistance provided to
           -------------------
the Company as set forth above, the Company agrees to issue to Investor a warrant in the form attached hereto as Exhibit B. The Warrant will be exercisable for 7,692 shares of Class A Common Stock at the price of $19.50 per share.


     3.    Restrictive Legends. The Investor has been informed and understands
           -------------------
that the Warrant and certificate(s) evidencing Class A Common Stock to be issued upon exercise of the Warrant will bear the following legend:

          THE SHARES (SECURITIES) REPRESENTED BY THIS CERTIFICATE (INSTRUMENT) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTIVE DELIVERY REQUIREMENTS OF SUCH ACT.

and, if necessary, any other applicable state legends.
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     4.    Investment Intent. The Investor represents and warrants
           -----------------
that:

           4.1  Adequate Information. Investor is aware of the Company's
                --------------------
business affairs and financial condition and has acquired sufficient information about the company to reach an informed and knowledgeable decision to acquire the Warrant and the snares of Class A common Stock issuable upon the exercise thereof (together, the "Securities"). Investor is purchasing the Securities for his own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended (the "Act").

           4.2  Unregistered Securities. Investor understands that the
                -----------------------
Securities have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, Investor understands that, in the view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if his representation was predicated solely upon a present intention to hold the securities for a period of one year or any other fixed period in the future.

           4.3  Restrictions on Transfer. Investor further understands that the
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Securities must be held indefinitely unless subsequently registered under the
Act or unless an exemption from registration is otherwise available. Moreover, Investor understands that the Company is under no obligation to register the Securities. In addition, Investor understands that the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

           4.4  Rule 144. Investor is aware of the provisions of Rule 144,
                --------
promulgated under the Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, in case he has held the securities less than three years or is an affiliate of the Company: (1) the resale occurring not less than two years after the party has purchased and paid for the securities to be sold; (2) the availability of certain public information about the Company; (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); (4) the amount of securities being sold during any three-month period not exceeding certain specified limitations and (5) the filing of a Notice of Sale on Form 144 as appropriate.
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           4.5  Lack of Public Market. investor further understands that at the
                ---------------------
time he wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Investor would be precluded from selling the Securities under Rule 144 unless (1) a three-year minimum holding period had been satisfied and (2) he was not at the time of sale nor at any time during the three-month period prior to such sale an affiliate of the Company.

           4.6  Limitations on Resale. Investor further understands that in the
                ---------------------
event all of the applicable requirements of Rule 144 are not satisfied, registration under the ACt, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and their respective brokers who participate in such transaction do so at their own risk.

     5.    The Company's Representations and Warranties. The Company represents
           --------------------------------------------
and warrants to Investor as follows:

           5.1  Organization and Standing. The Company is a corporation duly
                -------------------------
organized and validly existing under the laws of the State of Texas and is in good standing as a domestic corporation under the laws of said state. The Company has all requisite corporate power and authority to own and lease property and to conduct its business as presently conducted.

           5.2  Authorization. The execution, delivery and performance of this
                -------------
Agreement by the Company have been duly authorized by all requisite corporate action, and the Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights.

           5.3  Class A Common Stock. The Class A Common Stock issuable upon
                --------------------
exercise of the Warrant has been duly and validly reserved for issuance. Neither the Warrant nor the Class A Common Stock issuable upon exercise of the Warrant is subject to preemp-tive or any other similar rights of the shareholders of the Company or any liens or encumbrances; and, when issued in accordance with the terms of the Articles of Incorporation, as amended, it will be validly issued and outstanding, fully paid and nonassessable.
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     6.    Miscellaneous.
           --------------

           6.1  Notices. All notices and other communications required or
                -------
permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, over night delivery service or prepaid first class mail, addressed (1) if to Investor, at such address as Investor shall have furnished the Company in writing or (2) if to the Company at 14141 Southwest Freeway, Suite 3000, Sugar Land, Texas 77478 Attention; President, or at such other address as the Company shall have furnished to Investor in writing.

           6.2  Assignment. No party shall assign this Agreement or any rights
                ----------
or obligations hereunder without the prior consent of the other parties. subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

           6.3  Governing Law. This Agreement shall be construed and interpreted
                -------------
in accordance with the laws of the state of Texas applicable to contracts made and to be performed within such State.

           6.4  Waiver. The waiver of one broach or default hereunder shall not
                ------
constitute the waiver of any subsequent breach or default. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           6.5  Agreement. This Agreement contains the entire agreement between
                ---------
the parties with respect to the subject matter hereof. NO promises, representations, warranties or covenants not included in this Agreement have been or are relied upon by either party.

           6.6  Counterparts. This Agreement may be signed in one or more
                ------------
counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument.

           6.7  Waivers and Amendments. This Agreement may not be amended except
                ----------------------
by a written instrument signed by the Company and Investor.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IMSL, INC.

By: /s/ Robert F. Strosser
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Title:
      ----------------------------


/s/ Charles W. Johnson
-----------------------
Charles W. Johnson
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                                   EXHIBIT A
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                              GUARANTY AGREEMENTS